Exhibit 99.1

Bucyrus Announces Stockholder Approval of Merger Agreement with Caterpillar

SOUTH MILWAUKEE, Wis. (January 20, 2011) – Bucyrus International, Inc. (Nasdaq: BUCY) announced today that its stockholders have approved the proposal to adopt the merger agreement providing for the acquisition of Bucyrus by Caterpillar Inc.

The affirmative vote of the holders of a majority of the outstanding shares of common stock of Bucyrus on the record date was required to approve the proposal to adopt the merger agreement. According to the final tally of shares voted, 59,822,881 shares of common stock of Bucyrus voted for the approval of the proposal to adopt the merger agreement, representing approximately 99.7 percent of the total shares voted in response to the proposal and approximately 73.8 percent of the outstanding shares of common stock of Bucyrus as of the close of business on December 22, 2010, the record date for this vote.

Bucyrus anticipates that the merger will be completed mid-2011.

About Bucyrus International, Inc.

Bucyrus is a world leader in the design and manufacture of high productivity mining equipment for the surface and underground mining industries. Bucyrus’ surface mining equipment is used for mining coal, copper, iron ore, oil sands and other minerals. Bucyrus’ underground mining equipment is used primarily for mining coal and also used in mining minerals such as potash and trona. In addition to machine manufacturing, Bucyrus manufactures high quality OE parts and provides world-class support services for their machines. Bucyrus’ corporate headquarters is located in South Milwaukee, Wisconsin, USA.

Caution Concerning Forward-Looking Statements Relating to Bucyrus

Statements in this communication that relate to Bucyrus’s future plans, objectives, expectations, performance, events and the like may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Future events, risks and uncertainties, individually or in the aggregate, could cause our actual results to differ materially from those expressed or implied in these forward-looking statements. These forward-looking statements may be identified by the use of predictive, future tense or forward-looking terminology, such as “believes,” “anticipates,” “expects,” “estimates,” “intends,” “may,” “will” or similar terms. The material factors and assumptions that could cause actual results to differ materially from current expectations include, without limitation, the following: (1) the inability to close the merger in a timely manner; (2) the inability to complete the merger due to the failure to satisfy conditions to completion of the merger, including required regulatory approvals; (3) the failure of the transaction to close for any other reason; (4)

the effect of the announcement of the transaction on Bucyrus’s business relationships, operating results and business generally; (5) the possibility that the anticipated synergies and cost savings of the merger will not be realized, or will not be realized within the expected time period; (6) the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (7) diversion of management’s attention from ongoing business concerns; (8) general competitive, economic, political and market conditions and fluctuations; (9) actions taken or conditions imposed by the governmental or regulatory authorities; (10) adverse outcomes of pending or threatened litigation or government investigations; (11) the impact of competition in the industries and in the specific markets in which Bucyrus operates; and (12) other factors that may affect future results of the combined company described in the section entitled “Risk Factors” in the proxy statement to be mailed to Bucyrus’s stockholders Bucyrus’s filings with the SEC that are available on the SEC’s web site located at http://www.sec.gov, including the section entitled “Risk Factors” in Bucyrus’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009. Readers are strongly urged to read the full cautionary statements contained in those materials. All forward-looking statements attributable to Bucyrus are expressly qualified in their entirety by the foregoing cautionary statements. We assume no obligation to update any forward-looking statements to reflect events that occur or circumstances that exist after the date on which they were made.

Bucyrus contact:

Shelley M. Hickman

Director Global Communications

414-768-4599

shickman@bucyrus.com